Exhibit 10.6

FIRST AMENDMENT TO THE
SANDERSON FARMS, INC. AND AFFILIATES
EMPLOYEE STOCK OWNERSHIP PLAN

THIS AMENDMENT is made and entered into by Sanderson Farms, Inc. (the “Corporation”) as set forth herein.
WHEREAS, the Corporation maintains the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan; and
WHEREAS, the Company desires to amend the Plan to comply with IRS Notice 2014-19 regarding the application of the U.S. v. Windsor decision to qualified retirement plans.
NOW, THEREFORE, pursuant to the provisions of Section 12.1 of the Plan, the Plan is hereby amended, effective as of June 26, 2013, as follows:

1.	Section 13.2 of the Plan is revised to read as follows:
Section 13.12     Governing Law. The Plan and all provisions thereof shall be construed, administered, and enforced in accordance with the Code, ERISA, and the laws of State of Mississippi to the extent such state laws are not superseded, limited, or preempted by the Code, ERISA, or other applicable federal laws, regulations, or guidance.

2.	Except as otherwise provided in this First Amendment, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Plan on this 23rd day of July, 2014.

SANDERSON FARMS, INC.

By: /s/ D. Michael Cockrell

0S0187-038943